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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 25, 1996